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                                                                    EXHIBIT 23.2



                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated June 1, 1995 (except with respect to the matter discussed in Note 10, as to which the date is August 3, 1995) on the combined financial statements of Hudson Management Corporation and subsidiaries and Envirocycle, Inc. included in Republic Industries, Inc.'s Form 8-K/A dated September 26, 1995. We also consent to the incorporation by reference in this registration statement of our report dated March 26, 1996 included in Republic Industries, Inc.'s Form 10-K for the year ended December 31, 1995; and our report dated February 9, 1996 (except with respect to the matter discussed in Note 11, as to which the date is February 29, 1996) on the combined financial statements of the Schaubach Companies, and our report dated March 5, 1996 on the combined financial statements of the Denver Alarm Companies, and our report dated March 15, 1996 on the supplemental consolidated financial statements of Republic Industries, Inc. and subsidiaries, all included in Republic Industries, Inc.'s Form 8-K/A dated February 27, 1996; and our report dated May 15, 1996 on the consolidated financial statements (restated) of Republic Industries, Inc. and subsidiaries included in Republic Industries, Inc.'s Form 8-K dated May 15, 1996; and our report dated September 30, 1996 on the supplemental consolidated financial statements of Republic Industries, Inc. and subsidiaries and our report dated June 12, 1996 on the consolidated financial statements of CarChoice, Inc. and subsidiary, both included in the Republic Industries, Inc. Form 8-K dated September 30, 1996, and our report dated January 26, 1996 (except with respect to the matters discussed in Note 10, as to which the date is August 19, 1996) on the consolidated financial statements of AutoNation Incorporated and subsidiaries, and our report dated February 20, 1996 (except with respect to the matter discussed in Note 1, as to which the date is December 11, 1996) on the consolidated financial statements of Continental Waste Industries, Inc. and subsidiaries, and our report dated February 29, 1996 on the consolidated financial statements of Addington Resources, Inc. and subsidiaries, all included in Republic Industries, Inc.'s Form 8-K dated September 30, 1996 and Form 8-K/A dated November 25, 1996; and our report dated December 5, 1996 on the consolidated financial statements (restated) and the supplemental consolidated financial statements of Republic Industries, Inc. and subsidiaries included in Republic Industries, Inc.'s Form 8-K/A dated November 25, 1996; and our report dated July 19, 1996, except with respect to Note 17, which is as of January 5, 1997, on the consolidated financial statements of National Car Rental System, Inc. and Subsidiaries, and our report dated January 28, 1997 on the consolidated financial statements (restated) and the supplemental consolidated financial statements of Republic Industries, Inc. and subsidiaries, both included in Republic Industries, Inc.'s Form 8-K dated January 27, 1997, and to all references to our Firm included in this registration statement.


ARTHUR ANDERSEN LLP



Fort Lauderdale, Florida
      February 3, 1997